UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 4, 2005

RAMCO-GERSHENSON PROPERTIES TRUST
__________________________________________
(Exact name of registrant as specified in its charter)

Maryland	1-10093	13-6908486
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

31500 Northwestern Highway, Suite 300, Farmington Hills, Michigan		48334
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	248-350-9900

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 4.02. Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On March 4, 2005, the Audit Committee of the Board of Trustees of Ramco-Gershenson Properties Trust (the "Company") concluded to restate the Company’s audited financial results for the years ended December 31, 2002 and 2003, and its unaudited quarterly results for the quarters ended March 31, 2004, June 30, 2004 and September 30, 2004 (the "Restatement"). The Restatement primarily reflects the following adjustments:

-The Company will correct its accounting for employee bonuses to accrue for such bonuses during the period in which they are earned.

-The Company will write-off capitalized costs, including leasing costs, associated with former tenants, in the period in which the lease termination occurred.

Management believes that the Restatement will not have a material impact on the financial statements for the years ended December 31, 2002, 2003 and 2004. However, the Restatement may have a material impact on our quarterly financial statements for 2003 and 2004.

The Company will include the restated results for the years ended December 31, 2002 and 2003 in its Annual Report on Form 10-K for the year ended December 31, 2004. Investors should no longer rely on the financial statements currently on file with the SEC in the Company’s Annual Reports on Form 10-K for the years ended December 31, 2002 and 2003, and the related independent auditors’ reports therein, and the unaudited financial statements for all quarterly periods through September 30, 2004. Further, management and the Audit Committee have determined that the Company’s unaudited financial results included in the Company’s press release issued on February 16, 2005 should no longer be relied upon.

The Company’s management and its Audit Committee are also in the process of reviewing the Company’s accounting for lease income recognition. Based on the views regarding lessee accounting expressed by the Office of the Chief Accountant of the Securities and Exchange Commission ("SEC") in a February 7, 2005 letter to the American Institute of Certified Public Accountants, the Company’s accounting for leases may not be in conformity with U.S. generally accepted accounting principles. Based on the SEC’s interpretation, the Company should have accrued straight-line rent at the turnover date and not the contractual lease commencement date, which generally was later. The Company is currently assessing the impact of this issue, if any, on its financial statements.

The Company is working diligently to complete its review of these matters and to quantify the impact of any adjustments on each of the affected prior periods. However, due to the time and effort involved in determining the effects of these adjustments on the Company’s historical financial statements, the Company intends to file a Form 12b-25 to delay the filing of its Annual Report on Form 10-K for the fiscal year ended December 31, 2004, which the Company now expects to file on or before March 31, 2005. The Company’s Annual Report on Form 10-K for the year ended December 31, 2004 will include disclosure of the adjustments on the financial statements, including net income, for each of the periods included in the audited financial statements.

The aforementioned issues may result in the Company determining it has a material weakness in internal control over financial reporting.

The Audit Committee discussed these issues with Deloitte & Touche LLP, the Company’s independent registered public accounting firm.

Item 9.01. Financial Statements and Exhibits.

(c). Exhibits.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RAMCO-GERSHENSON PROPERTIES TRUST

March 10, 2005	By:	Richard J. Smith

Name: Richard J. Smith
Title: Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

99.1	Pree release dated March 10, 2005.